==============================================================================

                   SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT



                   Pursuant to Section 13 or 15(d) of
                   The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) March 27, 1995



                        AMERICAN EXPRESS COMPANY
    ----------------------------------------------------------------
         (Exact name of registrant as specified in its charter)



               New York                   1-7657         13-4922250
    -------------------------------   --------------    ------------
     (State or other jurisdiction     (Commission       (IRS Employer
              of incorporation)       File Number)      Identification)


        American Express Tower, World Financial Center
        New York, New York                                   10285
        -----------------------------------------------     --------
        (Address of principal executive offices)           (Zip Code)


        Registrant's telephone number,               (212) 640-2000
        including area code                            --------------


        -----------------------------------------------------------------
        (Former name or former address, if changed since last report.)



==============================================================================
Item 5.  Other Events

        On March 27, 1995, American Express Company issued the following press release:

        NEW YORK -- March 27, 1995 -- The Board of Directors of American Express Company today approved a plan to repurchase up to 40 million common shares over the next two to three years, from time to time as market conditions allow. This represents approximately eight percent of average common shares outstanding at February 28, 1995.

        This authorization is in addition to a plan announced in September 1994, whereby the Company was authorized to repurchase up to 20 million common shares. At March 27, 1995, the Company had repurchased approximately 17.3 million shares under this initial plan.

        A portion of the share repurchases is being used to offset share issuances under employee compensation plans. The share repurchases will further reduce the number of outstanding common shares and common share equivalents to less than 500 million and maintain the number of shares below that level. At February 28, 1995, American Express had outstanding approximately 496 million common shares and approximately seven million common share equivalents, primarily reflecting in-the-money stock options, for a total of approximately 503 million shares.

        The repurchase plans will help American Express achieve its goal of building shareholder value while maintaining appropriate capital levels. The Company said the decision to return capital to shareholders through the repurchase of additional shares reflects its belief that its current capital position and future capital generating capability should be more than sufficient to fund growth opportunities in its core businesses, maintain a targeted dividend payout ratio of 25-30 percent of earnings, and support its credit ratings.

        American Express Company is a diversified travel and financial services company founded in 1850. It is a leader in charge and credit cards, Travelers Cheques, travel, financial planning, investment products, insurance and international banking.

                                SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      AMERICAN EXPRESS COMPANY


                                      By:    /s/ Stephen P. Norman
                                             -------------------------
                                      Name:  Stephen P. Norman
                                      Title: Secretary



Dated:  April 3, 1995